UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.02; 8.01:   Unregistered Sales of Equity Securities; Other Events

On August 26, 2009, New York Community Bancorp, Inc. (the “Company”) announced the results of its offer (the “Exchange Offer”) to exchange shares of its common stock for each validly tendered, not withdrawn, and accepted share of its Bifurcated Option Note Unit SecuritiESSM (the “BONUSES units”).

The Exchange Offer expired at 11:59 p.m., New York City time, on Tuesday, August 25, 2009.  The Company will complete the settlement of the Exchange Offer on August 28, 2009 with the issuance of approximately 4.76 million shares of its common stock in exchange for 1,393,063 BONUSES units, which represented 25.3% of the outstanding BONUSES units at the expiration date.  Upon settlement of the Exchange Offer, 4,105,481 BONUSES units will remain outstanding.

The issuance of common stock in connection with the Exchange Offer will be made by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act, on the basis that the Exchange Offer constituted an exchange with existing holders of the Company’s securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchange.

A copy of the press release announcing the results of the Exchange Offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.      Press release issued by the Company on August 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 26, 2009	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President
and Director, Investor Relations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 26, 2009.